Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated April 1, 2013 on the consolidated financial statements of Solar Wind Energy Tower, Inc. as of December 31, 2012 and 2011 and for each of the two years ended December 31, 2012 and for the period from July 26, 2010 (date of inception) through December 31, 2012 which appear in this Registration Statement on Form S-1.

/s/ RBSM LLP

New York, New York

August 7, 2013